CONSENT

We consent to the use in this Registration Statement on Form S-1 of Heatwurx, Inc. of our report dated November 13, 2012, relating to our audits of the financial statements of the predecessor carve-out entity of Heatwurx, Inc. and the financial statements of Heatwurx, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/Hein & Associates LLP

Irvine, California

November 13, 2012